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                                 June 14, 2000

Stilwell Financial, Inc.
920 Main Street, 21st Floor
Kansas City, Missouri 64105

  RE: REGISTRATION STATEMENT ON FORM S-3 (THE "REGISTRATION STATEMENT") IN CONNECTION WITH THE REGISTRATION OF 7,160,264 SHARES (THE "SHARES") OF COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK") OF STILWELL FINANCIAL, INC. TO BE ISSUED UNDER THE STILWELL FINANCIAL, INC. 1998 LONG TERM INCENTIVE STOCK PLAN (THE "PLAN")

Ladies and Gentlemen:

  In connection with the preparation of the above-referenced Registration Statement, which is being filed with the Securities and Exchange Commission (the "Commission") on or about the date of this letter on behalf of Stilwell Financial, Inc., a Delaware corporation (the "Corporation"), you have asked us to provide you this opinion letter pursuant to Item 16 of Form S-3 and in accordance with subsection (b)(5) of Item 601 of Regulation S-K promulgated by the Commission.

  In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan, including all amendments thereto; (b) the Registration Statement, (c) the Corporation's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware to be true and accurate, (d) the Corporation's Bylaws, (e) a copy of consent action of the Corporation's board of directors authorizing the Plan and the issuance of the Shares thereunder; and (f) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein.

  In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents executed by persons, legal or natural, other than the Corporation, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding.

  Based upon and subject to our examination described herein and the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that
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  1.  The Corporation is a duly organized and existing corporation under the corporate laws of the State of Delaware;

  2. The issued Shares of Common Stock of the Corporation have been duly authorized and are validly issued, fully paid and nonassessable; and

  3. All Shares of Common Stock covered by the Registration Statement have been duly authorized, and, assuming no change occurs in the applicable law or the pertinent facts, and they are issued in accordance with the terms of the Plan, the Shares of Common Stock so issuable will be validly issued, fully paid, and nonassessable. This opinion is limited to Shares that are originally issued under the Plan.

  This opinion letter is limited to the specific legal issues that it expressly addresses, and no opinion may be inferred or implied beyond the matters expressly set forth herein. We express no opinion as to the law of any jurisdiction other than the statutory provisions of the General Corporation Law of the State of Delaware, as amended, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

  We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

  This opinion letter is rendered on the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes or facts could affect our opinions expressed herein.

                 Very truly yours,

                 SONNENSCHEIN NATH & ROSENTHAL

                 /s/ Sonnenschein Nath & Rosenthal




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